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                                   EXHIBIT 2
                                   ---------

JOINT FILING AGREEMENT
----------------------

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Russell Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.



                              March 1, 2000

                              ALABAMA NATIONAL BANCORPORATION


                              By: /s/ Kimberly Moore
                                 -------------------------------------------
                                      Kimberly Moore
                                      Its Senior Vice President and Secretary


                              NATIONAL BANK OF COMMERCE OF BIRMINGHAM


                              By: /s/ Fredrick A. Murphy
                                 -------------------------------------------
                                      Fredrick A. Murphy
                                      Its Vice President and Assistant Trust
                                      Manager



                              /s/ Helen K. Alison
                              ----------------------------------------------
                                  Helen K. Alison